Exhibit 3.3

AMENDED AND RESTATED BYLAWS

of

APHTON CORPORATION

ARTICLE I.

SHARES AND STOCKHOLDERS

Section 1.01 Meetings of Stockholders. (a) Place of Meetings. Meetings of stockholders shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation. Meetings of stockholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(b) Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At each annual meeting directors shall be elected, and any other proper business may be transacted.

   (c)Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President or by the majority of the Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board of Directors, any vacancies in the Board of Directors).

(d) Notice of Meetings. Notice of any stockholders' meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

(e)  Adjourned Meeting and Notice Thereof. Any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place there of are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(f)  Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

(g)  Quorum. The presence in person or by proxy of the persons entitled to vote equaling a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business, except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Once a quorum is present to organize a meeting, it will not be deemed broken by the subsequent withdrawal of any stockholders.

(h)  Organization of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Chairman to be chosen at the meeting. The Secretary of the Corporation or in his absence, an Assistant Secretary, shall act as Secretary at the meeting, if present.

Section 1.02.  Voting of Shares. (a) At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy in accordance with Section 1.03. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in the stockholder’s name on the books of the Corporation. At all meetings of stockholders, the voting may be by voice vote, except that, unless otherwise provided by the Certificate of Incorporation, any qualified voter may demand a vote by ballot on any matter, in which event such vote shall be taken by ballot. If a stockholder votes without designating the proportion or number of shares voted in a particular way, such stockholder shall be deemed to have voted all of the shares in that way.

(b) Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except when the Certificate of Incorporation or these Bylaws specifically provide for a different vote on a particular matter, or when a greater vote is required by law, regulation or rules of any applicable stock exchange, the affirmative vote of the majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Section 1.03.  Proxies. (a) A stockholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The stockholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitting with information sufficient to determine that the stockholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in such proxy or required by law.

(b) A proxy that authorizes the holder to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote.

(c) Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 1.04  Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if noticed is waived, at the close of business on the day next preceding the day on which the meeting is held. A determi-na-tion of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stock-holders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or by agreement or in the Delaware General Corporation Law.

Section 1.05.  Notice of Stockholder Nominations and Proposed Business. (a) At any meeting of the stockholders, (i) nominations for the election of directors and (ii) business to be brought before any such stockholders' meeting may only be made or proposed (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

(b)  Any stockholder may nominate one or more persons for election as directors at a stockholders' meeting or propose business to be brought before a stockholders' meeting, or both, pursuant to clause (C) of paragraph (a), only if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred-and-twenty (120) days prior to the stockholders' meeting; provided, however, that if less than one-hundred (100) days notice or other prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. To be in proper written form a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(1) a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination;

(2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

(3) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made;

(3) with respect to any nomination, (i) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made, (ii) the name, age, business address and residence address of such nominee, (iii) the class and number of shares of capital stock of the Corporation owned beneficially and of record by such nominee and (iv) the written consent of the proposed nominee to being named in the solicitation material and to serving as a director if elected; and

(4) such other information regarding each nominee or matter of business to be proposed as would be required to be included in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(c)  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any stockholders' meeting and no stockholder may nominate any person for election at any stockholders' meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed business and/or any proposed nomination for election as director was not properly brought or made before the meeting or made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such proposed business or proposed nomination for election as director not properly brought before the meeting or made shall not be transacted or considered.

Section 1.06.  Share Certificates (a) The shares of the Corporation shall be certificated shares. Each holder of duly issued certificated shares is entitled to a certificate evidencing such shares.

(b) Each certificate evidencing shares of the Corporation shall be signed by (i) the President or any Vice President and (ii) the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signatures of such officers upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

(c) A certificate evidencing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

Section 1.07  Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate or uncertificated share of the same tenor and for the same number of shares in lieu thereof. The Board of Directors may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

Section 1.08 Transfer of Shares. Transfers of stock shall be made only upon the transfer books of the Corporation, kept at the office of the Corporation or respective transfer agent designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the Board of Directors appoints some other person, firm, or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation without the necessity of any formal action of the Board, or any person designated by the Secretary, shall perform all of the duties thereof.

ARTICLE II.

DIRECTORS

Section 2.01.   Number of Directors. The affairs of the Corporation shall be managed under the direction of a Board of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by an affirmative vote of a majority of the entire Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board of Directors, any vacancies in the Board of Directors).

Section 2.02.  Election, Term of Office and Eligibility. Commencing with the 1998 Annual Meeting of Stockholders of the Corporation, the directors, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2000 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2001 Annual Meeting of Stockholders, with each director to hold office until such director's successor shall have been duly elected and qualified. At each Annual Meeting of Stockholders, commencing with the 1999 Annual Meeting of Stockholders, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. No person may be elected or re-elected as a director of the Corporation if at the time of his or her election or re-election he or she shall have attained the age of seventy years. The term of any director who shall have attained such age while serving as a director shall terminate effective immediately upon his or her seventieth birthday.

Section 2.03.  Committees of the Board of Directors. (a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any of these Bylaws. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.

(b) Any committee designated pursuant to this Section 2.03 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of the all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 2.04.  Vacancies. Unless otherwise provide in the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, even if less than a quorum, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected or qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.05.  Removal. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

Section 2.06.  Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

   Section 2.07.  Meetings of the Board of Directors. (a)  Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place within or without the State as may be determined by the Board of Directors. Such regular meetings may be held without notice.

(b)  Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President or by the majority of the Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board of Directors, any vacancies in the Board of Directors). Special meetings shall be held upon one day's notice delivered by mail, electronic mail, personally or by telephone, facsimile or telegraph. Special meetings may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then at the place determined by the Board of Directors.

(c)  Notice of Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

(d)  Presence by Conference Telephone Call. Members of the Board of Directors or any Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

(e)  Quorum. Except as otherwise required by law or specified in the Certificate of Incorporation, a majority of the number of directors holding office constitutes a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. If a quorum is present when a duly called or held meeting is convened, the directors present may, except as otherwise required by law or specified in the Certificate of Incorporation or these Bylaws, continue to transact business until conclusion of the meeting, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

(f)  Waiver of Notice and Previously Scheduled Meeting A director of the Corporation may waive notice of the date, time and place of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

Section 2.08.  Action Without Meeting. Except as otherwise required by law or specified in the Certificate of Incorporation, any action required or permitted to be taken at any meeting by the Board of Directors or any Committee, may be taken without a meeting if all members of the Board of Directors or Committee shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

ARTICLE III.

OFFICERS

Section 3.01.  Officers. The officers of the Corporation shall consist of a President and a Secretary, and such additional officers as may be elected by the Board of Directors in accordance with Section 3.02 below or appointed in accordance with Section 3.03 below. Any number of offices may be held by the same person.

Section 3.02.  Elections. All officers of the Corporation, except such officers as may be otherwise appointed in accordance with Section 3.03 of these Bylaws, shall be chosen by the Board of Directors, and each shall hold his office until he shall resign or be removed or is otherwise disqualified to serve, or until his successor is chosen and qualified.

Section 3.03.  Appointment of Other Officers. The President may from time to time appoint one or more natural persons to hold such other non-executive offices of the Corporation as the President deems necessary or advisable for the operation and management of the Corporation. A person appointed to any such office shall have the powers, rights, duties and responsibilities as may be prescribed by the President from time to time.

Section 3.04.  Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer appointed by the President may be removed, with or without cause, by the President.

Section 3.05.  Resignation. Any officer may resign at any time by giving written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.06.  Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 3.07.  President. (a) The President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the Chief Executive Officer of the Corporation and he or she shall carry into effect all directions and resolutions of the Board of Directors.

(b) The President may, but shall not be required to, execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the Corporation, and may cause the corporate seal to be affixed thereto.

(c) Unless the Board of Directors otherwise provides, the President, or any person designated by the President, shall have full power and authority on behalf of the Corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as the holder thereof the Corporation may have possessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any such securities held by the Corporation.

(d) The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

Section 3.08.  Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record all votes and keep or cause to be kept the minutes of proceedings and record of stockholders, as provided for and in accordance with Section 4.01(a) of these Bylaws.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by an executive officer under whose supervision the Secretary shall function.

Section 3.09.  Vice President. If any Vice Presidents shall be elected, then they shall perform such duties as from time to time shall be prescribe by the Board of Directors or by the President and, except as otherwise prescribed by the Board of Directors, they shall have the such powers and duties as generally pertain to the office of Vice President. In the event that the Board of Directors shall provide for one or more Vice Presidents, then the vice president (or in the event there be more than one vice president, the Vice Presidents in the order designated by the Board of Directors) shall in the absence or disability of the President, serve in the capacity of President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and shall perform such other duties as the Board of Directors may from time to time prescribe.

ARTICLE IV

MISCELLANEOUS

Section 4.01.  Records and Reports. The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of the Board of Directors and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 4.02.   Execution of Instruments. (a) All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by an Officer or by such other person or persons as may be designated from time to time by the Board of Directors or the President.

(b) If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Section 4.03 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 4.04.  Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a Corporation as well as a natural person.

ARTICLE V

INDEMNIFICATION

Section 5.01.  Indemnification and Insurance.  (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made, to the extent permitted by law, only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)  Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   (c)  Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VI

AMENDMENTS

Section 6.01  Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of at least a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote.

Section 6.02  Power of Directors. Subject to the right of stockholders as provided in Section 6.01 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the Board of Directors.